EXHIBIT 4.1


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                           INTERNATIONAL POST LIMITED
                          1993 LONG TERM INCENTIVE PLAN




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                           INTERNATIONAL POST LIMITED
                          1993 LONG TERM INCENTIVE PLAN


1.       Purposes; Definitions

2.       Administration
         2.1      Compensation Committee
         2.2      Duties and Powers of Committee
         2.3      Majority Rule
         2.4      Compensation; Professional Assistance; Good Faith Actions
         2.5      Designated Beneficiaries

3.       Shares Subject to the Plan
         3.1      Shares Subject to the Plan
         3.2      Changes in Company's Shares

4.       Eligibility

5.       Stock Options
         5.1      Grants
         5.2      Terms
                  (a)      Price
                  (b)      Term
                  (c)      Vesting
                  (d)      Termination of Employment
         5.3      Nontransferability
         5.4      Method of Exercise

6.       Stock Appreciation Rights
         6.1      Grants
         6.2      Terms
                  (a)      Price/Amount Paid on Exercise
                  (b)      Term
                  (c)      Vesting
                  (d)      Termination of Employment
         6.3      Nontransferability
         6.4      Method of Exercise
         6.5      Effects of Exercise


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7.       Restricted Shares
         7.1      Grants
         7.2      Terms
                  (a)      Acceptance of Award
                  (b)      Price
                  (c)      Restrictions and Conditions
         7.3      Stock Certificates

8.       Change in Control Provisions
         8.1      Impact of Event
         8.2      Definition of Change in Control
         8.3      Change in Control Price

9.       Miscellaneous
         9.1      Effective Date
         9.2      Amendment, Suspension or Termination of the Plan
         9.3      Amendment of Award
         9.4      Nontransferability
         9.5      No Rights as Stockholder
         9.6      Effect of Plan Upon Other Compensation and Incentive Plans
         9.7      Regulations and Other Approvals; Governing Law
         9.8      Governing Law
         9.9      Withholding of Taxes
         9.10     No Right to Continued Employment
         9.11     Titles; Constructions



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                           INTERNATIONAL POST LIMITED
                          1993 LONG TERM INCENTIVE PLAN


1.       PURPOSES; DEFINITIONS.

          The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

          Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

            "Board" shall mean the Board of Directors of the Company.

            "Cause" shall mean the willful failure by an Employee to perform his duties with the Company or a Subsidiary or the willful engaging in conduct which is injurious to the Company or a Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion, provided that, if the Employee has entered into an employment agreement with the Company or a Subsidiary, then the word "Cause" shall have the meaning attributed to it in such employment agreement.

            "Change in Control" shall have the meaning set forth in Section 8.2.


            "Change in Control Date" shall have the meaning set forth in Section 8.2.

            "Change  in  Control  Price"  shall  have the  meaning  set forth in
            Section 8.3.


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            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 2.1.

            "Company"   shall  mean   International   Post  Limited  a  Delaware
            corporation, and any successor corporation.

            "Designated Beneficiary" shall have the meaning set forth in Section 2.5.

            "Early Retirement" shall mean retirement from active employment with the Company or a Subsidiary (a) on or after attainment of age fifty-five (55) and the completion of fifteen (15) years of service, or (b) in accordance with the early retirement provisions of a pension plan maintained by the Company or a Subsidiary.

            "Effective Date" shall have the meaning set forth in Section 9.1.

            "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary that has been designated by the Board to participate in the Plan.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" per Share as of a particular date shall mean:

               (a) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of Shares on such exchange; or

               (b) if clause (a) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), the closing price per Share as



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               reported  on NASDAQ for the last  preceding  date on which a sale was reported; or

               (c) if clause (a) or (b) does not apply and the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

               (d) if clause (a), (b) or (c) does not apply, such value as the Committee, in good faith, shall determine to equal the fair market value of a share.

          "Holdings" shall mean MTE Holdings, Inc., a New York corporation, or any successor thereto.

          "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of
          Section 422 of the Code.

          "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          "Normal Retirement" shall mean retirement from active employment with the Company or a Subsidiary (a) on or after attainment of age sixty-five (65), or (b) in accordance with the normal retirement
          provisions  of  a  pension  plan   maintained  by  the  Company  or  a
          Subsidiary.

          "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5.1.

          "Optionee" shall mean an Employee to whom an Option has been granted pursuant to the Plan.


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          "Parent"  shall mean any  corporation  (other than the  Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company), or if each group of commonly controlled corporations, then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Participant" shall mean an Employee to whom an award is granted pursuant to the Plan.

          "Permanent Disability" shall mean that the Employee has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if an Employee has entered into an employment agreement with the Company or a Subsidiary, then the term "Permanent Disability" shall have the meaning attributed to it in such employment agreement. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

          "Plan" shall mean this International Post Limited 1993 Long Term Incentive Plan, as hereinafter amended from time to time.

          "Qualified Person" shall mean any insurance company that acquires any securities of the Company from Holdings or any affiliate thereof.

          "Restricted   Shares"  shall  mean  Shares  which  are  awarded  to  a
          Participant that are subject to the restrictions described in Section 7.1.


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          "Restriction  Period"  shall mean the period  during which  Restricted
          Shares are subject to the restrictions set forth in Section 7.2.

          "Retirement" shall mean a Participant's (a) Early Retirement that the Committee, in its sole discretion, has determined should be treated as a Retirement for purposes of the Plan, or (b) Normal Retirement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Share" shall mean a share of the Company's Common Stock, $0.01 par value.

          "Stock  Appreciation  Right"  shall mean a right  granted  pursuant to
          Section 6.1.

          "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

          "Ten-Percent Stockholder" shall mean an Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

          "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, the Parent or a Subsidiary terminates for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by either the Company, the Parent or a Subsidiary, provided that, if a corporation that is a Subsidiary ceases to be a Subsidiary as a result of a sale of stock, such sale shall be deemed to be a Termination of


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          Employment of the  Participants  who were employed by such corporation immediately prior to such date.

2.       ADMINISTRATION.

2.1      Compensation Committee

          The Plan shall be administered by the Committee which shall consist of at least three individuals appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board, and must be "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act, if and as such Rule is in effect. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

 2.2      Duties and Powers of Committee

          It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Prior to determining the eligible Employees to whom awards will be made, the Committee shall consult with the Chief Executive Officer(s) of the Company and, if applicable, the Parent and any Subsidiary, and the Committee may delegate to one or more executive officers the power to make awards to eligible Employees who are not executive officers or directors, provided that the Committee shall fix the maximum amount for such awards for the group and a maximum for any one Employee. All actions taken and all interpretations and determinations made by the


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Committee  and such  executive  officers  shall  be  binding  upon all  persons, including the Company, stockholders, all Subsidiaries, Employees, Participants and Designated Beneficiaries.

2.3      Majority Rule

          The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

2.4      Compensation; Professional Assistance; Good Faith Actions

          Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

 2.5     Designated Beneficiaries

          If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A Participant's Designated Beneficiary shall be the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.


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3.       SHARES SUBJECT TO THE PLAN.

3.1      Shares Subject to the Plan

          The maximum number of Shares that may be the subject of or related to awards under this Plan is 580,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. In the event that (a) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any Shares covered thereby, or (b) an Option or Stock Appreciation Right is cancelled or forfeited for any reason under the Plan without the delivery of Shares or any Restricted Shares are forfeited for any reason, such Shares shall thereafter be again available for award pursuant to the Plan. In the event that any Participant delivers Shares to pay the exercise price of an Option or any other award granted hereunder, the number of Shares available for awards under the Plan shall be increased by the number of Shares so surrendered, to the extent permissible under Rule 16b-3, adopted by the Securities Exchange Commission under the Exchange Act, if and as such Rule is in effect.

 3.2     Changes  in Company's Shares

          In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (a) the number and kind of shares which thereafter may be awarded or optioned and sold or made



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the subject of Stock Appreciation Rights under the Plan, (b) the number and kind of shares subject to outstanding Options and other awards, and (c) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other award provided, however, that the number of Shares subject to any Option or other award shall always be a whole number.

 4.      Eligibility.

          Any Employee who is an officer or who is designated by the Committee as a key Employee shall be eligible to receive awards under this Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company and/or a Subsidiary.

5.       Stock Options.

5.1      Grants

          Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value
(determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of


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the Company,  the Parent and any  Subsidiary  become  exercisable by an Optionee during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Nonqualified Stock Options.

 5.2     Terms

          Options shall be granted only pursuant to a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

            (a) Price. The exercise price for the Shares subject to an Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee, provided that, the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

            (b) Term. Options shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

            (c) Vesting. Options shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised,


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            in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the restrictions or conditions set forth in Section 7.2(c).

            (d) Termination of Employment. In the event of the Termination of Employment of an Optionee, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

               (i) If (x) the Optionee's Termination of Employment is due to his death, Permanent Disability or Retirement, (y) such Termination of Employment occurs after the occurence of a Change in Control but on or before the second anniversary of a Change in Control Date and either (A) is an involuntary termination not for Cause or (B) is deemed to be a Termination of Employment as a result of the sale of stock of a Subsidiary (as provided in the definition of "Termination of Employment" in Section 1), or (z) such Termination of Employment is, or is deemed to be, a Termination of Employment without Cause, all Options shall vest and become immediately exercisable for a period of five years following such Termination of Employment or until the expiration of their original terms, whichever is shorter, and shall thereafter terminate.

               (ii) In all other cases, all Options (to the extent exercisable at the time of such Termination) shall be exercisable for a period of thirty (30) days following the Optionee's Termination


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               of Employment or until the  expiration  of their  original  term, whichever is shorter, and shall thereafter terminate.

          Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or, after consultation with the appropriate Chief Executive Officer, thereafter, that the Option may be exercised after the periods provided in this Section 5.2(d), but in no event beyond the original term of the Option.

 5.3     Nontransferability

          No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order, as such term is defined in Rule 16b-3(a)(2) of the Securities Exchange Act of 1934, as amended, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

 5.4     Method of Exercise

          The exercise of an Option shall be made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination



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thereof.  Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise, in its sole discretion.

6.       Stock Appreciation Rights.

6.1      Grants

          Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered, and the terms and conditions applicable to the exercise of such rights. Stock Appreciation Rights may be granted in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. In the case of a Nonqualified Stock Option, a tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a tandem Stock Appreciation Right may be granted only at the time of the grant of such Option, may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of such Option, and shall contain such other terms and conditions required to comply with Section 422 of the Code and any rules or regulations promulgated thereunder.


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6.2      Terms

          Stock Appreciation Rights shall be granted only pursuant to a written agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

          (a) Price/Amount Paid on Exercise. The exercise price for a Stock Appreciation Right shall be determined by the Committee, in its sole discretion, provided that the exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Stock Appreciation Right is granted (110% in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option granted to a Ten-Percent Stockholder). Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise over the exercise price per Share for such Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall determine whether the Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

          (b) Term. Stock Appreciation Rights shall be for such term as the Committee shall determine, and as shall be set forth in each award agreement, provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option granted to a Ten-Percent Stockholder).


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          (c) Vesting.  Stock  Appreciation  Rights shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the award agreement, provided that, Stock Appreciation Rights granted in tandem with an Option shall be exercisable only at such time or times and to the extent that the Option to which they relate is exercisable in accordance with the provisions of the Plan and the Option Agreement. Any Stock Appreciation Right granted subsequent to the grant of a tandem Option, or freestanding and unrelated to an Option, shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Permanent Disability of the Participant prior to the expiration of the six-month period.

          (d) Termination of Employment. In the event of a Termination of Employment of a Participant, any outstanding Stock Appreciation Rights granted in tandem with an Option shall terminate when such Option terminates, and any other outstanding Stock Appreciation Rights held by such Participant shall, unless the award agreement provides otherwise, terminate at the time and in the manner described in
          Section 5.2(d) for Options.

6.3      Nontransferability

          No Stock Appreciation Right granted hereunder shall be transferable by the Participant to whom granted otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right may be exercised during the lifetime of such Participant only by the Participant or his guardian or legal representative. The terms of such Stock Appreciation Right shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

6.4      Method of Exercise

          The exercise of a Stock Appreciation Right shall be made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised and otherwise in accordance with the award agreement pursuant to which the Stock Appreciation Right was granted. A Stock Appreciation Right may not be exercised with respect to less than one hundred (100) Shares, unless the number of Shares with respect to which it is exercised constitutes the total number of Shares then subject to such right or the Committee determines otherwise, in its sole discretion.

 6.5     Effects of Exercise

          Upon the exercise of a Stock Appreciation Right that was granted in tandem with an Option, such Option (a) shall be surrendered and deemed to have been exercised for the purpose of the limitation set forth in Section 3.1 on the number of Shares to be issued under the Plan to the extent of the number of Shares issued under the Stock Appreciation Right at such time, and (b) shall no longer be exercisable to the extent the tandem Stock Appreciation Rights have been exercised. If requested by the Committee, the Participant shall deliver the award agreement evidencing the Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

7.       Restricted Shares.

7.1      Grants

          Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees to whom, and the time or times at which, grants of Restricted Shares will be made, the number of of Shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. Awards of Restricted Shares may be granted either alone or in addition to other awards granted under the Plan. The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Share awards need not be the same with respect to each recipient.

7.2       Terms

          Restricted Share awards shall be granted only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

          (a) Acceptance of Award. An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Committee, and, if applicable, the payment of the purchase price for such Shares.

          (b) Price. The purchase price of Restricted Shares shall be determined by the Committee, in its sole discretion, and may be zero.

          (c) Restrictions and Conditions. The Restricted Shares awarded to a Participant pursuant to this Section 7 shall be subject to the following restrictions and conditions:

            (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award, which in no event shall exceed five years (the
            "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

            (ii) Except as provided in clause (i) and this clause (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and to receive any cash dividends. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Shares with respect to which such dividends are issued.

            (iii) Subject to the applicable provisions of the award agreement and this Section, upon the Participant's Termination of Employment during the Restriction Period, all Restricted Shares in respect of which the Restriction Period has not lapsed, shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, at the time of grant or thereafter, waive in whole or in part any or all restrictions with respect to a Participant's Restricted Shares, based on such factors as the Committee may deem appropriate.

7.3      Stock Certificates

          Each Participant receiving a Restricted Share award shall be issued a stock certificate in respect of such Shares. Such certificate shall be registered in the name of such Participant, and shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Committee shall determine. The Committee may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award. If and to the extent the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly.

8.       CHANGE IN CONTROL PROVISIONS.

8.1      Impact of Event

          In the event of a Change in Control, as defined in Section 8.2, the following provisions shall apply:

          (a) Any Stock Appreciation Rights outstanding for at least six months and any Options awarded under the Plan not previously vested and exercisable shall immediately become fully vested and exercisable.

          (b) The restrictions applicable to any Restricted Shares shall lapse and such Shares shall be deemed fully vested.

          (c) In the event of a Change in Control  other than one  described  in
          Section 8.2(e),  if, within one year after the Change in Control Date,
          (i) no Shares are listed on a national securities exchange or are listed on the NASDAQ National Market or (ii) for a period of sixty
          (60) consecutive trading days, the Fair Market Value of a Share on such an exchange or market shall have declined by twenty percent (20%) or more from the Fair Market Value of a Share on the Change in Control Date or the Change in Control Price, whichever is higher, then the Company shall provide written notice thereof to each Participant and for a period of sixty (60) days following the giving of such notice, the Company shall, by written offer to the Participants which shall accompany such notice, offer the opportunity to such Participants to be paid the value of all of their outstanding Options and Stock Appreciation Rights, determined on the basis of the Change in Control Price, as defined in Section 8.3. Such amount shall be payable in a cash lump sum within thirty (30) days after the Company receives notification of the Participant's election to accept the offer described in this clause (c).

          (d) In the event of a Change in Control described in Section 8.2(e), notwithstanding any other provision herein to the contrary (including, but not limited to, Section 5.2(d)), all Options and Stock Appreciation Rights held by affected Participants shall remain exercisable for a period of five years following the relevant Change in Control Date or until the expiration of their original terms, whichever is shorter, and shall thereafter terminate.

8.2      Definition of Change in Control

          For purposes of the Plan, a Change in Control means the happening of any of the following:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or Holdings or any affiliate thereof so long as Holdings or such affiliate is controlled by (i) Apollo Partners, Ltd., as Trustee under the Voting Trust Agreement, dated as of 9/20/91, with The Equitable Life Assurance Society of the United States ("ELAS") and The Equitable Deal Flow Fund, L.P. ("EDFF"), as beneficiaries (to the extent ELAS and EDFF remain sole beneficiaries), or (ii) ELAS or its affiliates, or any Qualified Person (i) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, and (ii) Holdings is no longer the sole "beneficial owner," directly or indirectly, of securities of the Company representing the largest percentage of the combined voting power of the Company's then outstanding securities;

          (b) during the period of two consecutive years beginning on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (c) or (d) of this
          Section 8.2) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a capitalization of the Company (or similar transaction) in which no "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or Holdings or any affiliate thereof so long as Holdings or such affiliate is controlled by (i) Apollo Partners, Ltd., as Trustee under the Voting Trust Agreement, dated as of 9/20/91, with The Equitable Life Assurance Society of the United States ("ELAS") and the Equitable Deal Flow Fund, L.P. ("EDFF"), as beneficiaries (to the extent ELAS and EDFF remain sole beneficiaries), or (ii) ELAS or its affiliates, or any Qualified Person acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities;

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect; or

          (e) if the Company enters into an agreement with an unrelated party for the sale of all or substantially all of the assets or outstanding stock of a Subsidiary (or a transaction having a similar effect), a Change in Control shall be deemed to have occurred with respect to those Participants who are then employed by such Subsidiary. The "Change in Control Date" shall be the earliest date on which one of the events described in this Section 8.2 occurs, as determined by the Committee, in its sole discretion, provided that, if Section 8.2(e) applies, the Change in Control Date shall be deemed to be the date of the agreement, provided that the transaction does close.

8.3      Change in Control Price

          Change in Control Price means the higher of (i) the highest Fair Market Value, or (ii) the highest price paid or offered in any bona fide transaction related to a Change in Control of the Company, at any time during the sixty (60) days preceding, or at the time of, the Change in Control Date, provided that, in the case of Incentive Stock Options and Stock Appreciation Rights granted in tandem with Incentive Stock Options, such price shall be based only on the Fair Market Value on the date of the event that gives rise to the obligation to pay under Section 8.1(c).

9.       MISCELLANEOUS.

9.1      Effective Date

          The Plan shall become effective as of the date of Board approval (the "Effective Date") and shall continue in effect until the tenth anniversary of such approval.

9.2      Amendment, Suspension or Termination of the Plan

          The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

          (a) increase the total number of Shares reserved for the purposes of the Plan;


          (b) change the class of persons eligible to participate in the Plan;

          (c) reduce the minimum purchase price of Shares pursuant to Options as provided herein;

          (d) extend the maximum period for granting or exercising Options provided herein; or

          (e) otherwise materially increase the benefits accruing to Employees under the Plan.

          Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the Effective Date.

9.3      Amendment of Award

          The Committee may amend, modify or terminate any outstanding award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option or Stock Appreciation Right becomes exercisable or Restricted Shares become vested, or
(b) to cancel and reissue an award under such different terms and conditions as it determines appropriate.

9.4      Nontransferability

          No award shall be assignable or transferable except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order, as such term is defined in Rule 16b-3(a)(2)of the Securities Exchange Act of 1934, as amended, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

9.5      No Rights as Stockholder

          Subject to the provisions of the applicable award, no Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option or otherwise to be distributed under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable award agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

9.6      Effect of Plan Upon Other Compensation and Incentive Plans

          The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

9.7      Regulations and Other Approvals; Governing Law

          (a) The obligation of the Company to sell or deliver Shares with respect to Options or any other award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

          (c) Each Option and any other award payable in Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          (d) Within one year after the Effective Date of this Plan, the Company will, if eligible, file a registration statement on Form S-8 under the Securities Act to register the Shares reserved for issuance hereunder. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

          (e) At the time of grant of any award, the Committee may provide in the award agreement that any Shares received as a result of such grant shall be subject to a right of first refusal in favor of the Company, pursuant to which the Participant shall be required to offer to the Company any Shares that he wishes to sell, with the price being the then Fair Market Value of such Shares, subject to such other terms and conditions as the Committee may specify in the award agreement.

9.8      Governing Law

          The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

9.9      Withholding of Taxes

          No later than the date as to which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any award granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Committee may permit Participants to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.


9.10     No Right to Continued Employment

          Nothing in the Plan or in any award agreement shall confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company and its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge any Employee at any time for any reason whatsoever, with or without Cause, subject to the terms of any separate agreement with the Employee.

9.11     Titles; Constructions

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.